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               LETTERHEAD OF FRIDUSS, LUKEE, SCHIFF & CO., P.C.

                                                                    EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Aviation Group, Inc. of our report dated April 26, 2000 accompanying the consolidated financial statements of Muffin Communications, Ltd. which appear in the prior Form S-4 Registration Statement No. 333-40352 of Aviation Group, Inc. We also consent to the references to us under the headings "Experts" in the above noted Registration Statement which is incorporated by reference.

/s/ FRIDUSS, LUKEE, SCHIFF & CO., P.C.
FRIDUSS, LUKEE, SCHIFF & CO., P.C.
Certified Public Accountants

January 17, 2001
Chicago, Illinois